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EXHIBIT 99.3

Consent of Morgan Stanley & Co. Incorporated

        We hereby consent to the use in the Registration Statement of Valero Energy Corporation ("Valero") on Form S-4 and in the Proxy Statement/Prospectus of Valero and Premcor Inc., which is part of the Registration Statement, of our opinion dated April 22, 2005 appearing as Annex B to such Proxy Statement/Prospectus, and to the description of such opinion and to the references to our name contained therein under the headings "Summary," "Risk Factors," "Background of the Merger," "Premcor's Reasons for the Merger; Recommendation of the Premcor Board of Directors," and "Opinion of Premcor's Financial Advisor." In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act or the rules and regulations promulgated thereunder.

MORGAN STANLEY & CO. INCORPORATED
	By:	/s/ BENJAMIN M. FROST
New York, New York May 17, 2005

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  EXHIBIT 99.3